Summit COMMUNITY BANK
www.mysummit.com

Service Beyond Expectations

September 18, 2018

Smith-Midland Corporation
PO Box 300
Midland, VA 22728

To Whom It May Concern;

Summit Community Bank (SCB or Bank) is pleased to offer its commitment to make the following loan to Smith-Midland Corporation (Borrower). This letter does not set forth all the terms and conditions of the loan offered herein. It is only an outline, in summary format, of the major points of understanding which shall be the basis of the final loan documentation (all of which are collectively referred to as the "Loan Documents") which shall be drafted by the Bank. The date on which the last of the loan documents is executed is hereinafter referred to as the "Closing Date".

PURPOSE: Renew and increase an existing Business Line of Credit

BORROWER: Smith-Midland Corporation

LENDER: Summit Community Bank (SCB or Bank)

AMOUNT: Maximum amount of $4,000,000.00

TERMS AND REPAYMENT: Monthly interest payments due for a term of 12 months

INTEREST RATE OPTIONS: The interest rate shall be an adjustable rate subject to change daily with an initial rate of 5.00%. The future rate shall be equal to the Wall Street Journal Prime rate. The interest rate shall never go below 3.99% or above 18%.

All interest shall be computed and charged for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days.

PREPAYMENT: Prepayment may be made at any time without penalty and in inverse order of maturity.

CLOSING FEES AND EXPENSES: There shall be a loan processing fee of $2,000.00 payable to SCB at loan closing. In addition, Borrower shall pay any and all bank's attorney's and related legal fees, recording fees, documentary, stamps, lender's title insurance premiums, intangible taxes, appraisal fees, surveys (if required) and other costs incurred by Bank in connection with the making, documenting and closing of the loan. SCB shall not be obligated to pay any premium or other charge, or any brokerage fee or commission, in connection with this loan and Borrower's acceptance hereof shall constitute Borrower's further unconditional agreement to pay, and to hold Bank harmless against any and all such claims.

LOAN COVENANTS:

1. Corporate annual (FYE) audited financial statements or 10K within 90 Days of its year-end.
2. Corporate quarterly audited financial statements or 10Q within 45 days after the close of its quarter.

3. Monthly A/R gaining and inventory reports within 30 days of the close of each month
4. Annual capital expenditures exceeding $3,500,000.00 per year must be approved by the bank.
5. Any acquisition must be approved by the bank prior to funding such acquisition.
6. No additional financing by any other lender shall be secured by any lien on the collateral without prior written consent of the bank (except leased equipment).
7. Must maintain a minimum tangible equity of $10.0 Million
8. The cash equity that is injected into the project must be contractually committed until project completion.

It shall, at the Bank's option, constitute an event of default if you are not in compliance with the loan covenants referenced above at the measurement date. Failure to cure this default shall at the Bank's discretion result in a 1% increase in the interest rate on all loan or any other default options available to the Bank.

COLLATERAL: Collateral for this loan is all accounts receivables, all inventory and all equipment now owned by Smith-Midland Corporation and hereafter acquired.

FINANCIAL INFORMATION: During the term of the loan, Borrower shall provide Bank, in form and content acceptable to Bank:

1. Its fiscal year-end internally prepared financial statement as soon as available and in any event within 120 days of Borrower's fiscal year-end.
2. Its tax returns within 30 days of filing and in no event more than 30 days past the date of any extension granted by the IRS.
3. Audited, reviewed or compiled financial statements within 30 days of filing (if available).

It shall, at the Bank's option, constitute an event of default if the financial information referenced above is not submitted timely. Failure to cure this default shall at the Bank's discretion result in a 1% increase in the interest rate on all loan or any other default options available to the Bank.

TRANSFER OF COLLATERAL: In the event title or interest to the properties securing this loan is sold or transferred by the borrower without SCB's prior written consent, the entire balance of the loan shall at the Bank's option become due and payable in full.

LOAN DOCUMENTATION: These loan shall be evidenced by appropriate promissory note(s), deed(s) of trust, security agreement(s), guarantees, loan agreement(s) and other documents as deemed appropriate by the bank and its legal counsel. All documents must be approved, prior to closing, by the Bank and/or its legal counsel. All the terms, provisions and conditions in all such writings must meet with approval of the Bank in its sole and absolute discretion. SCB shall not be responsible to Borrower or any other person or entity for any punitive, exemplary or consequential damages which may be asserted as a result of an alleged breach of this Commitment Letter or the loan documents or arising out of or related to any of the transactions contemplated hereby.

Further, borrower hereby waives right to jury trial in any action, proceeding, or counterclaim (whether based on contract, tort, or otherwise) arising out of or relating to this Commitment Letter of the transaction contemplated hereby, or the actions of Bank in the negotiation, performance or enforcement hereof or thereof.

The Borrower shall execute and deliver to Bank any and all documents Bank deems necessary in connection with this credit facility. The loan Documents shall be in a form acceptable to Bank and its counsel, must be properly executed, and where necessary, recorded or filed in the appropriate office of recordation.

OTHER CONDITIONS:

1. **Deposit Account(s)** – Borrower agrees to establish and maintain its primary operating account(s) with SCB as long as any part of the proposed loan remains outstanding.
2. **Confidentiality** – Borrower shall keep the contents of this letter confidential and shall not use it or its contents as a representation of Borrower's credit worthiness. Third parties are cautioned against relying on the contents hereof in extending credit to Borrower. Borrower may provide a copy of this commitment to its franchisor, current lender, architect, engineer and contractors involved.
3. **Delinquent Real Estate Taxes** – If the bank has to pay real estate taxes at any point in time to protect its collateral position, Borrower acknowledges and accepts that the Bank shall charge an administrative fee of $500 per tax ticket and add that charge to the balance of the loan.
4. **Copy of Organizational Documents and Authorization** – If requested by Bank, Borrower shall furnish a true and complete copy of its Articles of Incorporation, By-laws, Operating Agreement, a Certificate of Incorporation as filed with the Virginia State Corporation Commission, and a Certificate of Good Standing or Existence. Further, the Borrower hereby authorizes Bank to file such UCC Financing Statements describing the collateral in any location deemed necessary and appropriate by Bank in order to ensure that UCC filings are made on or prior to the anticipated Closing Date.
5. **Indemnification by Borrower** – Borrower agrees to indemnify and hold harmless SCB from and against any and all claims, damages, liabilities and expenses which may be incurred by or asserted against the Bank in connection with any proceeding arising out of this commitment or Borrower's use of the proceeds of the Credit.
6. **Assignability** – None. Any approval of the investment in any commitment by SCB are personal to Smith-Midland Corporation and are not assignable or enforceable to any other party unless SCB otherwise agrees in writing.
7. **Basis of Commitment** – The undersigned Borrower acknowledges that this Commitment is based materially upon financial information provided to it by Borrower and others. The undersigned Borrower hereby warrant and represent that such information was true and correct in all material respects when rendered and that no material change has occurred therein through the date of the execution of this Commitment. All material facts relating to the Credit or to the assets, business, profits, prospects or conditions (financial or otherwise) of the Borrower have been disclosed to SCB by Borrower.
8. **Secondary Borrowing** – During the term of this loan, Borrower may not obtain secondary financing secured by a lien on the real property or otherwise without the written consent of SCB. The Bank shall have no obligation to grant such consent.

VOIDABILITY OF COMMITMENT:

This Commitment shall be voidable at the option of the Bank should any of the following events occur:

1. A material adverse change in Borrower's business, or financial condition, or disposal of a material portion of its assets other than in the ordinary course of business.
2. A proceeding is commenced by or against Borrower in any court or under any bankruptcy or insolvency law.

3. A default by Borrower on any other obligation they may have for money borrowed.
4. Any change in management or ownership of Borrower unacceptable to Bank.
5. Should any law or regulation affecting Bank entering into the financing transactions contemplated hereby impose upon Bank any potential obligation, fee, liability, loss, claim, cost, expense, or damage which is not contemplated herein.
6. Any violation or breach by Borrower of the terms of this Commitment.
7. Should the Borrower fail to provide sufficient information to the Bank to permit verification of the identity of the Borrower in accordance with the USA Patriot Act.

FINAL AGREEMENT: This written Commitment represents the final agreement and replaces any proposals between the Borrower and SCB with respect to Bank's agreement to provide this loan and may not be contradicted by evidence or prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Commitment shall be governed by and constructed in accordance with the laws of the State of Virginia.

SURVIVAL OF TERMS: The terms and conditions of this commitment letter shall survive the closing of the loan, provided, however, that if any of the terms and conditions of this commitment letter shall conflict with any of the terms and conditions of the loan documents evidencing or securing the loan, the terms and conditions of the loan documents shall prevail.

ACCEPTANCE AND CLOSING DATE: If this commitment is acceptable, please indicate acceptance by signing and returning this letter. If not accepted by the borrower or extended in writing by SCB, unless otherwise agreed to by the parties this commitment to lend expires 30 days from commitment letter date and must be closed 90 days from commitment letter date.

The terms and conditions of this commitment shall survive closing of this loan and will be incorporated into any additional loan agreement and/or documents that may be prepared.

We are pleased to be able to offer this loan commitment to you and look forward to working with you on this project. If you have any questions, please give me a call at 540-347-7779 or email mmarkham@summitfgi.com. Thank you for choosing Summit Community Bank.

Sincerely,

Margie L Markham

Margie Markham
VP/Commercial Lending
NMLS ID: 745125

Accepted this 25th day of September, 2018

Borrower: Smith-Midland Corporation

By: Ashley B. Smith
Ashley B. Smith, President